Exhibit 10.7

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (the “Agreement”), is entered into this 14th day of April, 2014, to be effective as of May 25, 2014 (the “Effective Date”), by and between the following parties:

I.     Popeyes Louisiana Kitchen, Inc. (“PLKI”) ; as used in this Agreement, “PLKI” shall include Popeyes Louisiana Kitchen, Inc. f/k/a AFC Enterprises, Inc., The Popeyes Foundation, Inc. f/k/a The AFC Foundation, Inc., Popeyes Chicken & Biscuits, and all companies formerly owned by PLKI and any and all related companies and/or subsidiaries and/or committees, and their respective present and former directors, officers, fiduciaries, employees, representatives, agents, successors and assigns, both in their representative and individual capacities.
II.    H. Melville Hope, III or any company he owns which provides consulting services (hereinafter referred to as “Hope”). (Hope and PLKI, collectively the “Parties,” individually each a “Party”).

PLKI desires to engage Hope as an independent contractor to perform services for PLKI as requested hereunder.     Hope desires to act as an independent contractor for PLKI on a non-exclusive basis performing the Consulting Services (as defined below) under the terms and conditions described herein.

IN CONSIDERATION OF THE MUTUAL PROMISES AND AGREEMENTS CONTAINED HEREIN, PLKI AND HOPE AGREE AS FOLLOWS:

1.    Engagement. PLKI hereby engages the services of Hope and Hope accepts such engagement upon the terms and conditions of this Agreement. Hope will determine the method, details, and means of performing the services and PLKI shall not have the right to, and shall not, control the manner or determine the method of accomplishing the services. Hope represents and warrants that he is not subject to any restrictive agreement, order, or other legal obstacle which prohibits Hope from entering into and performing this Agreement.

2.    Contractor Relationship.

a.    Intent. It is the intent and purpose of the parties hereto that the relationship of Hope to PLKI shall be that of an independent contractor. Hope shall have no authority to bind PLKI and shall not represent or lead any person to believe that Hope or any representative thereof has the power or authority to bind PLKI to any agreement or obligation.

b.    Benefits. No “fringe benefits” (such as medical insurance, life insurance, worker’s compensation, etc.) will be provided by PLKI to Hope, except as expressly stated herein.

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c.    Hours/Place of Service. PLKI is interested only in the results achieved by Hope and not the hours worked or place of performance, which shall be within the sole discretion of Hope. Hope will direct the manner and method in which results are to be accomplished. Hope shall perform all services as contemplated herein as an independent contractor, and nothing in this Agreement is intended to create a relationship of employer-employee, principal-agent or master-servant between the parties.

d.    Hope Affirmations. Hope affirms and represents that: (a) PLKI may permit Hope to use office space at its headquarters to facilitate performance of some or all of the Services, but Hope is an independent contractor with his own facility, vehicle, equipment, materials or similar accommodations which are neither owned by PLKI nor controlled or used by PLKI; (b) Hope holds or has applied for a federal tax identification number or is a sole proprietor and is not required to obtain such identification; (c) Hope agrees to perform the specific Services defined herein and Hope controls the means of performing the Services; (d) Except as expressly provided for herein, Hope shall be responsible for all expenses related to the Services that Hope has agreed to perform; (e) Hope is wholly responsible for the satisfactory completion of the Services and will be held liable for failure to complete the Services.

3.    Tax Liability. Hope agrees as an independent contractor to be solely responsible for all taxes and other costs and expenses attributable to the compensation payable to and Services provided by Hope hereunder. Hope attests and agrees that Hope has taken or will take any and all action to comply with all applicable federal, state and local laws pertaining to the same. It is understood that PLKI shall not withhold any sums from the amounts paid Hope for Social Security or any federal or state taxes, but shall provide Hope with a 1099 form. Hope agrees to indemnify PLKI and agrees to hold PLKI harmless from any claim(s) arising from any taxing or other authority. Hope acknowledges and agrees that Hope is not entitled to workers’ compensation insurance benefits from PLKI and may only receive such coverage if provided by Hope or some entity other than PLKI.
4.    Term. The term of this Agreement shall begin on May 25, 2014 and shall expire on September 24, 2014 (the “Consulting Period”).
5.    Compensation. Hope shall be paid monthly in the amount of Thirty Seven Thousand Five Hundred Dollars ($37,500) for performing the Services described herein during the Consulting Period, for a total compensation of One Hundred Fifty Thousand Dollars ($150,000.00) to be paid monthly to Hope during the Consulting Period, on the following dates: June 1, 2014, July 1, 2014, August 1, 2014, and September 1, 2014.

6.    Services. During the Consulting Period, Hope agrees to make himself available for any and all such reasonable consulting duties as requested by PLKI (the “Consulting Services”). Specifically, the Consulting Services shall include requested assistance related to PLKI’s Quarterly Report on Form 10-Q filing for PLKI’s first and second fiscal quarters of 2014, and assistance with a comprehensive, written transition plan for activities previously overseen by Hope, including enumerated activities, due dates, and suggested parties to assume responsibilities. Hope understands and agrees that all business expenses need to be pre-approved in writing by PLKI.

7.    Indemnification. Hope agrees to indemnify, defend and hold harmless PLKI, its subsidiaries and affiliates, their respective officers, directors, agents, servants and employees from any and all losses, liability, claims, liens, demand, actions and causes of action and expenses whatsoever (including reasonable attorneys’ fees as a part of costs) arising out of or related to any negligent act or omission of Hope.

8.    Termination. In addition to the provisions concerning expiration of the Agreement as set forth in Paragraph 4 above, either party may terminate this Agreement due to the failure of the other party to fulfill its obligations under the terms of this Agreement. In such event, the terminating party shall give the other party ten (10) days prior notice of the alleged breach of this Agreement and an opportunity to cure such breach prior to termination. If this Agreement is terminated due to a default by Hope, then PLKI shall pay Hope for Services performed under the Agreement through the termination date, but Hope shall not be entitled to any compensation or loss of any anticipated profit or income on Services not performed in the event of Hope’s default. If this Agreement is terminated due to a default by PLKI, then Hope shall be entitled to the full amount due under this Agreement notwithstanding such termination.

9.    Death or Disability. If Hope dies during the term of this Agreement, or if Hope should become disabled during the term of this Agreement such that Hope’s disability prevents Hope from performing the Consulting Services required under this Agreement, then this Agreement shall automatically terminate effective on the date of such death or disability.

10.    Restrictive Covenants.

10.01 Definitions. For purposes of this Section 10, the following terms shall have the following meanings:

“Affiliate” means any corporation, limited liability company, partnership or other entity of which PLKI owns at least fifty percent (50%) of the outstanding equity and voting rights, directly or indirectly, through any other corporation, limited liability company, partnership or other entity.

"Businesses" means the businesses engaged in by PLKI directly or through its Affiliates on the Effective Date.

"Confidential Information" means information which does not rise to the level of a Trade Secret, but is valuable to the PLKI or any Affiliate and provided in confidence to Hope.

“Material Contact” means any actual interaction between Hope and an existing customer, employee, vendor, supplier or franchisee which takes place in an effort to establish and/or further a business relationship on behalf of PLKI.

“Proprietary Information” means, collectively, Trade Secrets and Confidential Information.

“Restricted Period” means the period ending May 22, 2016.

“Trade Secrets” means information which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

10.02    Covenant Not-To-Disclose. PLKI and Hope recognize that, during the course of Employee’s previous employment with PLKI, PLKI has disclosed and will continue under this Agreement to disclose to Hope Proprietary Information concerning PLKI and the Affiliates, their products, their franchisees, their services and other matters concerning their Businesses, all of which constitute valuable assets of PLKI and the Affiliates. PLKI and Hope further acknowledge that PLKI has, and will, invest considerable amounts of time, effort and corporate resources in developing such valuable assets and that disclosure by Hope of such assets to the public shall cause irreparable harm, damage and loss to PLKI and the Affiliates. Accordingly, Hope acknowledges and agrees that, except as may be required by law:

(a)    that the Proprietary Information is and shall remain the exclusive property of PLKI (or the applicable Affiliate);

(b)    to use the Proprietary Information exclusively for the purpose of fulfilling the obligations under this Agreement;

(c)    to return the Proprietary Information, and any copies thereof, in his possession or under his control, to PLKI (or the applicable Affiliate) upon request of PLKI (or the Affiliate), or expiration or termination of this Agreement; and

(d)    to hold the Proprietary Information in confidence and not copy, publish or disclose to others or allow any other party to copy, publish or disclose to others in any form, any Proprietary Information without the prior written approval of an authorized representative of PLKI.

The obligations and restrictions set forth in this Section 10.02 shall survive the expiration or termination of this Agreement, for any reason, and shall remain in full force and effect as follows:

(a)    as to Trade Secrets, indefinitely, and

(b)    as to Confidential Information, through the Restricted Period.

The confidentiality, property, and proprietary rights protections available in this Agreement are in addition to, and not exclusive of, any and all other corporate rights, including those provided under copyright, trade secret, and confidential information laws. The obligations set forth in this Section 10.02 shall not apply or shall terminate with respect to any particular portion of the Proprietary Information which (i) was in Hope’s possession, free of any obligation of confidence, prior to his receipt from PLKI or its Affiliate, (ii) Hope establishes the Proprietary Information is already in the public domain at the time PLKI or the Affiliate communicates it to Hope, or becomes available to the public through no breach of this Agreement by Hope, or (iii) Hope establishes that he received the Proprietary Information independently and in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential.

10.03    Covenant Not-To-Induce. Hope covenants and agrees that during the Restricted Period, he will not, directly or indirectly, on his own behalf or in the service or on behalf of others, hire, solicit, take away or attempt to hire, solicit or take away any person who is or was an employee of PLKI or any Affiliate during the one (1) year period preceding the termination of Hope's employment with PLKI, and with whom Hope has had Material Contact during the previous two years.

10.04     Covenant Not To Compete. Hope acknowledges and agrees that PLKI is in the business of the design, development and sale of chicken-based products, seafood and other food items sold in the quick service restaurant business. Hope further acknowledges and agrees that the following entities also engage in the design, development and sale of chicken based products, seafood and/or other food items sold in the quick service restaurant business so as to engage in competing Businesses: Church’s Chicken, Kentucky Fried Chicken, Bojangles’ Famous Chicken ‘n Biscuits, Raising Cane’s Chicken Fingers, and Zaxby’s (collectively, the “Competing Businesses”). Hope therefore covenants and agrees that, for so long as Hope is employed by PLKI as a consultant and for a period of eight (8) months after the termination of the Consulting Period for any reason, Hope shall not engage in or perform any business services for the Competing Businesses identified in this Section 10.04. Nothing herein shall be construed to prohibit Hope from performing on Hope’s own behalf, or on behalf of any Competing Businesses, any activity or activities that Hope did not perform for PLKI.

10.05    Remedies. PLKI and Hope expressly agree that a violation of any of the covenants contained in subsections 10.02 through and including 10.04 of this Section 10, or any provision thereof, shall cause irreparable injury to PLKI and that, accordingly, PLKI shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to an injunction enjoining and restraining Hope from doing or continuing to do any such act and any other violation or threatened violation of said Sections 10.02 through and including 10.04 hereof.

10.06    Severability. In the event any provision of this Agreement shall be found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void part were deleted. It is expressly understood and agreed by the parties hereto that PLKI shall not be barred from enforcing the restrictive covenants contained in each of subsections 10.02 through and including 10.04, as each are separate and distinct, so that the invalidity of any one or more of said covenants shall not affect the enforceability and validity of the other covenants.

10.07    Ownership of Property. Hope agrees and acknowledges that all works of authorship and inventions, including but not limited to products, goods, know-how, Trade Secrets and Confidential Information, and any revisions thereof, in any form and in whatever stage of creation or development, arising out of or resulting from, or in connection with, the services provided by

Hope to PLKI or any Affiliate under this Agreement are works made for hire and shall be the sole and exclusive property of PLKI or such Affiliate. Hope agrees to execute such documents as PLKI may reasonably request for the purpose of effectuating the rights of PLKI or the Affiliate in any such property.

10.08    No Defense. The existence of any claim, demand, action or cause of action of Hope against PLKI shall not constitute a defense to the enforcement by PLKI of any of the covenants or agreements in this Section 10.

10.09 Mutual Covenant of Non-Disparagement. Hope and PLKI agree that they shall not at any time during or following the Term of this Agreement make any remarks disparaging the conduct or character of Hope and PLKI or the Affiliates or any of PLKI’s or the Affiliates’ current or former agents, employees, officers, directors, successors or assigns.

11.    Miscellaneous.

a.    Waiver of Breach. The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent or other breach.

b.    Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or if mailed in the manner herein specified, five (5) days after postmark of such mailing when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:
If to Hope:

H. Melville Hope, III
340 Londonberry Road, NW
Atlanta, GA 30327

If to the PLKI to:

Popeyes Louisiana Kitchen, Inc.
400 Perimeter Center Terrace, Suite 1000
Atlanta, GA 30346
Attn: General Counsel

or to such other address or such other person as Hope or PLKI shall designate in writing in accordance with this Section 11 except that notices regarding changes in notices shall be effective only upon receipt.
c.    Construction; Entire Agreement. This instrument constitutes the entire agreement between the parties with respect to the consulting agreement described herein. It may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

d.    Governing Law and Jurisdiction. This Agreement is entered into in the State of Georgia and shall be construed in accordance with the laws of such state. The parties hereby submit to the jurisdiction of the State of Georgia and the federal and state courts therein, for the purpose of any suit, action, or other proceeding arising out of or relating to this Agreement. While PLKI and Hope consider the restrictions contained in this Agreement reasonable, if any covenant herein which restricts competitive activity is deemed unenforceable by virtue of its scope and terms of geographical area, type of business activity prohibited and/or length of time, that could be enforceable by reducing any part or all thereof, PLKI and Hope agree that the same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

HOPE AND PLKI ACKNOWLEDGE THAT THEY HAVE READ ALL OF THE TERMS OF THIS AGREEMENT AND AGREE TO ABIDE BY ITS TERMS AND CONDITIONS. HOPE SPECIFICALLY ACKNOWLEDGES THAT HOPE HAS BEEN ADVISED OR UNDERSTANDS THAT HOPE SHOULD CONSULT HOPE’S COUNSEL PRIOR TO EXECUTION OF THIS AGREEMENT AND THAT PLKI HAS OFFERED HOPE THE OPPORTUNITY TO SEEK SUCH ADVICE AND THAT HOPE HAS SOUGHT SUCH LEGAL ADVICE OR KNOWINGLY WAIVES THAT OPPORTUNITY PROVIDED HEREIN AND EXECUTES THE AGREEMENT KNOWINGLY AND VOLUNTARILY.

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IN WITNESS WHEREOF, the authorized agents or officers of the parties hereto have set forth their hands and seals the day and year first above written.

WITNESSES:                    Popeyes Louisiana Kitchen, Inc. (“PLKI)

/s/ Harold M. Cohen                By:    /s/ Cheryl A. Bachelder                                    Print Name:    Cheryl A. Bachelder                                    Title:    Chief Executive Officer

H. Melville Hope, III (“Hope”)

/s/ Harold M. Cohen                By:    /s/ H. Melville Hope, III
Print Name:    H. Melville Hope, III